Rule 10f-3 transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
AZL Enhanced Bond Index Fund  (AZ-CORE)
BlackRock Balanced Capital Portfolio (FI) (Ins - Series) (BCS_F) BlackRock Balanced Capital VI Fund (FI) (BVI_F)
BlackRock Bond Allocation Target Shares: Series C Portfolio (BATSC) BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Credit Allocation Income Trust I, Inc.   (PSW)
BlackRock Credit Allocation Income Trust II, Inc.   (PSY)
BlackRock Credit Allocation Income Trust III   (BPP)
BlackRock Credit Allocation Income Trust IV (Preferred Sleeve)
(BTZ-PREF)
BLACKROCK LONG DURATION BOND PORTFOLIO   (BR-LONG)
BlackRock Total Return Portfolio (Ins - Series)   (BVA-TR)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)   (BVA-BF)
iShares Barclays Aggregate Bond Fund   (ISHAGG)
iShares Barclays Intermediate Government/Credit Bond Fund   (ISHIGOVCR)
iShares iBoxx $ Investment Grade Corporate Bond Fund   (ISHINTOP)
Master Total Return Portfolio of Master Bond LLC   (MF-BOND)
Metropolitan Series BlackRock Bond Income Portfolio   (MET-BI)
Metropolitan Series BlackRock Diversified Portfolio (Core PLUS Bond)
  (METD_B)
Multimanager Core Bond Portfolio   (AXA-VIP)
Transamerica Multi-Managed Balanced Portfolio   (TA-CORE)
Transamerica Multi-Managed Balanced Portfolio VP   (TAP-CORE)
Transamerica Partners Balanced Portfolio   (TRANS-CORE)
Transamerica
Partners Core Bond   (DIA-CORE)
The Offering

Key Characteristics (Complete ALL Fields)

Date ofOffering Commencement:
09-05-2012

Security Type:
BND/CORP


Issuer:
WellPoint, Inc.   (2023)

Selling Underwriter
Citigroup Global Markets Inc.

Affiliated Underwriter(s)
[X] PNC
[ ]Other:

List of Underwriter(s)

Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith?Incorporated, UBS Securities LLC, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, SunTrust Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc., J.P. Morgan Securities LLC, BB&T Capital Markets, a division of Scott & Stringfellow, LLC, BNY Mellon Capital Markets, LLC, Fifth Third Securities, Inc., The Huntington Investment Company, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., PNC Capital Markets LLC, SMBC Nikko Capital Markets Limited

Transaction Details
Date of Purchase
09-05-2012


Purchase Price/Share
(per share / % of par)
$99.663

Total Commission, Spread or Profit
0.650%


1. Aggregate Principal Amount Purchased (a+b)
$50,000,000


a. US Registered Funds
(Appendix attached with individual Fund/Client purchase)
$13,489,000

b. Other BlackRock Clients
$36,511,000


2. Aggregate Principal Amount of Offering
$1,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)

0.05


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X] U.S. Registered Public Offering	[Issuer must have 3 years of
continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities	[Issuer must have 3 years of continuous
operations]
[ ] Eligible Foreign Offering	[Issuer must have 3 years of continuous
operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.


Completed by:                   Dillip Behera
Date: 09-07-2012                Global Syndicate Team Member




Approved by:                    Odette Rajwan
Date: 09-14-2012                Senior Global Syndicate Team Member